Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

EYENOVIA, INC.

Adopted by the Board of Directors on February 4, 2022

TABLE OF CONTENTS

PAGE

ARTICLE I - CORPORATE OFFICES		1
1.1	Registered Office	1
1.2	Other Offices	1
ARTICLE II - MEETINGS OF STOCKHOLDERS		1
2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meeting	1
2.4	Notice of Stockholders’ Meetings	1
2.5	Manner of Giving Notice; Affidavit of Notice	2
2.6	Notice to Stockholders Sharing an Address	2
2.7	Notice to Person with Whom Communication is Unlawful	2
2.8	Validation of Meetings; Waiver of Notice; Consent	3
2.9	Quorum	3
2.10	Adjourned Meeting; Notice	3
2.11	Conduct of Business	4
2.12	Voting	4
2.13	Stockholder Action by Written Consent Without a Meeting; Electronic Proxies	4
2.14	Record Dates	5
2.15	Proxies	6
2.16	List of Stockholders Entitled to Vote	6
ARTICLE III - DIRECTORS		8
3.1	Powers	8
3.2	Number of Directors	8
3.3	Election, Qualification and Term of Office of Directors	8
3.4	Resignation and Vacancies	9
3.5	Place of Meetings; Meetings by Telephone	10
3.6	Conduct of Business	10
3.7	Regular Meetings	10
3.8	Special Meetings; Notice	10
3.9	Quorum; Voting	10
3.10	Waiver of Notice	11
3.11	Board Action by Written Consent Without a Meeting	11
3.12	Fees and Compensation of Directors	11
3.13	Removal of Directors	11
3.14	Nomination Procedures	12
ARTICLE IV - COMMITTEES		12
4.1	Committees of Directors	12
4.2	Committee Minutes	13
4.3	Meetings and Actions of Committees	13
4.4	Subcommittees	13

i

ARTICLE V - OFFICERS		13
5.1	Officers	13
5.2	Appointment of Officers	13
5.3	Subordinate Officers	13
5.4	Removal and Resignation of Officers	14
5.5	Vacancies in Offices	14
5.6	Representation of Shares of Other Corporations	14
5.7	Authority and Duties of Officers	14
5.8	Salaries	14
ARTICLE VI - INDEMNIFICATION		14
6.1	Indemnification of Directors and Officers in Third Party Proceedings	14
6.2	Indemnification of Directors and Officers in Actions by or in the Right of the Corporation	15
6.3	Successful Defense	15
6.4	Indemnification of Others	15
6.5	Advanced Payment of Expenses	15
6.6	Limitation on Indemnification	16
6.7	Determination; Claim	17
6.8	Non-Exclusivity of Rights	17
6.9	Insurance	17
6.10	Effect of Repeal or Modification	17
6.11	Survival	17
6.12	Certain Definitions	18
ARTICLE VII - STOCK		18
7.1	Stock Certificates; Partly Paid Shares	18
7.2	Special Designation on Certificates	19
7.3	Lost Certificates	19
7.4	Dividends	19
7.5	Stock Transfer Agreements	19
7.6	Registered Stockholders	19
7.7	Transfer of Stock	19
ARTICLE VIII - GENERAL MATTERS		20
8.1	Fiscal Year	20
8.2	Seal	20
8.3	Annual Report	20
8.4	Construction; Definitions	20
ARTICLE IX - AMENDMENTS		20

ii

BYLAWS

ARTICLE I - CORPORATE OFFICES

1.1              Registered Office. The address of the registered office of the corporation in the State of Delaware shall be at the location originally designated upon formation of the corporation or at a location otherwise designated by the corporation’s Board of Directors (the “Board”). The corporation’s registered agent shall be the agent originally designated upon formation of the corporation or as otherwise designated by the Board.

1.2              Other Offices. The corporation may also have offices in such other places, either within or without the State of Delaware, as the Board may designate.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1              Place of Meetings. Meetings of stockholders of shall be held at any place, within or outside the State of Delaware, as determined by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2              Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

2.3              Special Meeting. A special meeting of the stockholders may be called at any time by the Board, President, Chief Executive Officer or such other persons as the Board may designate.

If any person(s) other than the Board calls a special meeting, the request shall be in writing and shall specify the time of such meeting and the purpose or purposes for which the meeting is called and be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the corporation.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this Section 2.3 of these bylaws shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4              Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.5              Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the DGCL, the certificate of incorporation or these bylaws may be given by a form of electronic transmission that satisfies the requirements of the DGCL.

Any notice given pursuant to the immediately preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.6              Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

2.7              Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, such certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

2.8              Validation of Meetings; Waiver of Notice; Consent. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver thereof signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon arrival of such person, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the certificate of incorporation or these bylaws.

2.9              Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the holders of a majority of the shares entitled to vote on the matter at the meeting, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.10 of these bylaws, until a quorum is present or represented.

2.10          Adjourned Meeting; Notice. The chairperson of any meeting of stockholders, whether annual or special, or the holders of a majority of the shares so represented may in his, her or their discretion, adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.14 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.11          Conduct of Business. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer or the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.12          Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these bylaws, subject to the provisions of Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided by the DGCL or in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in Section 2.5 of these bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.13          Stockholder Action by Written Consent Without a Meeting; Electronic Proxies. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

An electronic transmission (as defined in Section 2.5 of these bylaws) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this Section 2.13 of these bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board shall have instructed the officers of the corporation to solicit the vote or written consent of the stockholders of the corporation, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the records in which proceedings of meetings of stockholders are recorded and such officer or agent shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

2.14          Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.14 of these bylaws at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.15          Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.16          List of Stockholders Entitled to Vote. The officer of the corporation who has charge of the corporation’s stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list or to vote in person or by proxy at any meeting of stockholders.

2.17 Stockholder Proposals. (a) Any stockholder wishing to bring any other business before a meeting of stockholders, except for the nomination of persons for election as directors pursuant to Section 3.14 of these bylaws, must provide Timely Notice to the corporation. To be timely, a stockholder’s notice of business proposed to be brought before an annual meeting must be delivered in writing by registered mail, return receipt requested, to the Secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the ninetieth (90th) day prior to the date of such annual meeting or, if later, the tenth (10th) day following the day on which “public disclosure” of the date of such annual meeting was first made by the corporation (such notice within such timer periods, “Timely Notice”). “Public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)               Any such notice will set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the corporation beneficially owned by such stockholder; and (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business. In the absence of such notice to the corporation meeting the requirements of this Section 2.17, a stockholder will not be entitled to present any business at any meeting of stockholders.

(c)               In any such event, such stockholder must also set forth in its notice: (i) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (ii) as to the stockholder giving notice and any Stockholder Associated Person, (A) the class, series and number of all shares of the corporation beneficially owned by such stockholder and by such Stockholder Associated Person, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the corporation; (iii) the name and address of the stockholder giving the notice, as they appear on the corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice.

(d)               Subject to the corporation’s certificate of incorporation, only such business will be conducted at a meeting of stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section 2.17. The presiding officer of the meeting will have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.17 and, if any proposed business is not in compliance with this Section 2.17, to declare that such defective proposal be disregarded.

(e)               Notwithstanding the foregoing provisions of this Section 2.17, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.17. Nothing in this Section 2.17 will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)                For the purposes of these bylaws, “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

ARTICLE III - DIRECTORS

3.1              Powers. Except as may be otherwise provided in the DGCL or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board.

3.2              Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3              Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. No person may be elected or re-elected as a director, if at the time of their election or re-election, such person shall have (i) attained the age of seventy-five (75) years or (ii) served on the Board for more than ten (10) consecutive years. Any director who has attained such age or such length of tenure while in office shall retire from the Board effective at the annual meeting of stockholders held in the calendar year in which their then current term expires, and any such director shall not be nominated or re-elected as a director; provided, however, that if no annual meeting of stockholders is held in such calendar year, any director who attained such age or such length of tenure while in office shall retire effective on the last day of such calendar year. This Section 3.3 may be amended only by a majority of the voting power of all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

3.4              Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective upon delivery unless the notice of resignation specifies a future effective date, or an effective date determined upon the happening of an event or events. Unless otherwise specified, the acceptance of such resignation shall not be a precondition to its effectiveness. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3 of these bylaws.

Unless otherwise provided in the certificate of incorporation or these bylaws (a) vacancies for any reason and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and (b) whenever the holders of any class or series of stock thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

3.5              Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6              Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, or in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.7              Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8              Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any director. Special meetings of the Board shall be held upon four days’ notice by mail or 24 hours’ notice delivered personally, by courier or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), or by facsimile or other form of electronic transmission directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board.

3.9              Quorum; Voting. A majority of the total number of directors fixed or determined by or in the manner provided in these bylaws, or, if one or more vacancies exist on the Board, a majority of the total number of directors then serving on the Board, provided, that such number may be not less than one-third of the total authorized number of directors fixed or determined by or in the manner provided in these bylaws, shall constitute a quorum for the transaction of business at any meeting of the Board, except as may otherwise be specifically provided by the DGCL, the certificate of incorporation or these bylaws. The vote of a majority of the directors then in office shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. A director of the corporation who is present at a meeting of the Board, or at a meeting of a committee of the Board, at which any action is taken shall be deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at such meeting, (b) such director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.10           Waiver of Notice. Whenever notice is required to be given to a director under any provision of the DGCL or the certificate of incorporation or these bylaws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Without limiting the manner by which such waiver may otherwise be delivered effectively, such waiver shall be deemed delivered if made by electronic transmission. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon such director’s arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

3.11           Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12           Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.13          Removal of Directors. Unless otherwise provided by applicable law, any director or the entire Board may be removed, but only for cause, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors; provided that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the certificate of incorporation, removal of any directors elected by such class or classes of stock, or series thereof, will be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.14           Nomination Procedures. Nominations for the election of directors may only be made by the board of directors, by the nominating committee of the board of directors (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 3.14. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the corporation (i) with respect to an election to be held at an annual meeting of stockholders, not more than ninety (90) days nor less than sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting will set forth the following: (A) the name and address, as they appear on the corporation’s books, of (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person; (B) the information required in Section 2.17(c) of these bylaws; (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the corporation if so elected. No person will be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.14. If the chairperson of the stockholders’ meeting determines that a nomination was not made in accordance with the procedures described by these bylaws, he will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3.14, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.14.

ARTICLE IV - COMMITTEES

4.1              Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, subject to the limitations contained in the DGCL.

4.2              Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3              Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, including, without limitation, Section 3.5 (Place of Meetings; Meetings by Telephone), Section 3.7 (Regular Meetings), Section 3.8 (Special Meetings; Notice); Section 3.9 (Quorum; Voting); Section 3.10 (Waiver of Notice) and Section 3.11 (Board Action by Written Consent Without a Meeting) with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board and each committee may adopt rules for the governance of any committee provided that such rules shall not be inconsistent with the provisions of the DGCL, the certificate of incorporation or these bylaws.

4.4              Subcommittees. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1              Officers. The officers of the corporation shall be a Chief Executive Officer and a Secretary. The corporation may also have, at the discretion of the Board, a President (who may or may not be the Chief Executive Officer), Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and any such other officers as may be appointed by the Board in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2              Appointment of Officers. The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3              Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer, the President or another officer to appoint or remove, such other officers and agents as are necessary or appropriate for the business of the corporation. Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board (or, if so empowered, the Chief Executive Officer, the President or another officer) may from time to time determine.

5.4              Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving notice in writing or by electronic transmission to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in the notice of resignation. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5              Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled by the Board (or if so empowered pursuant to Section 5.3 of these bylaws, the Chief Executive Officer, the President or another officer).

5.6              Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer, the President or any other person authorized by the Board or the Chief Executive Officer or the President is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted pursuant to this Section 5.6 of these bylaws may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7              Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the corporation shall have such powers and duties in the management of the corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8              Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any committee or officer to which or whom, as the case may be, the Board has delegated such authority. No officer shall be disqualified from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI - INDEMNIFICATION

6.1              Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VI of these bylaws, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2              Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VI of these bylaws, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3              Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 of these bylaws or Section 6.2 of these bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4              Indemnification of Others. Subject to the other provisions of this Article VI of these bylaws, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

6.5              Advanced Payment of Expenses. Reasonable expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation under this Article VI of these bylaws or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 6.6(ii) of these bylaws or 6.6(iii) of these bylaws prior to a determination that the person is not entitled to be indemnified by the corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.8 of these bylaws, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a majority vote of the directors who are not parties to such Proceeding, if less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.6              Limitation on Indemnification. Subject to the requirements in Section 6.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(i)       for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)      for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefore (including pursuant to any settlement arrangements);

(iii)     for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)     initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 6.7 of these bylaws or (d) otherwise required by applicable law; or

(v)      if prohibited by applicable law.

6.7              Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VI of these bylaws is not paid by the corporation or on its behalf within 90 days after receipt by the corporation of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the corporation shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VI of these bylaws, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of Section 6.5. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

6.8              Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI of these bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9             Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10           Effect of Repeal or Modification. No repeal or modification of this Article VI of these bylaws shall adversely affect any right or protection afforded hereunder to any person in respect of any act or omission occurring prior to the time of such repeal or modification.

6.11           Survival. The right to indemnification and advancement of expenses under this Article VI of these bylaws shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.12           Certain Definitions. For purposes of this Article VI of these bylaws, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI of these bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI of these bylaws, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI of these bylaws.

ARTICLE VII - STOCK

7.1              Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairperson or Vice-Chairperson of the Board, or the Chief Executive Officer, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.2              Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 of these bylaws or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 of these bylaws a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

7.3              Lost Certificates. Except as provided in this Section 7.3 of these bylaws, no new certificate for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4              Dividends. The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation. The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

7.5              Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.6              Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.7              Transfer of Stock. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

ARTICLE VIII- GENERAL MATTERS

8.1              Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

8.2              Seal. The corporation may, but is not required to, adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3              Annual Report. The corporation shall cause an annual report to be sent to the stockholders of the corporation to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending an annual report to the stockholders of the corporation is expressly waived (to the extent permitted under applicable law).

8.4              Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, the term “including” means “including but not limited to” and the term “person” includes both a corporation, limited liability company, trust partnership or other entity and a natural person.

ARTICLE IX - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

CERTIFICATE OF ADOPTION OF SECOND AMENDED AND RESTATED

BYLAWS OF EYENOVIA, INC.

The undersigned certifies that he is a duly elected, qualified and acting officer of Eyenovia, Inc., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were adopted as the bylaws of the Corporation on February 4, 2022.

The undersigned has executed this certificate as of February 4, 2022.

/s/ John Gandolfo

John Gandolfo, Chief Financial Officer

21